EXHIBIT 10.38

OFFICE LEASE

THIS LEASE, made on the July 18, 2006, by and between Five Pilgrims, LLC, a Washington limited liability company, whose address is 12505 Bel-Red Road, Bellevue, Washington 98005, hereinafter referred to as “Lessor’, and Trace Technologies LLC (a Nevada Corporation), hereinafter referred to as “Lessee”.

1. DESCRIPTION: Lessor, in consideration of the agreements contained in this Lease, does hereby lease to Lessee, upon the terms and conditions hereinafter set forth, that certain space situated in the Forum Office Building, 12505 Bellevue-Redmond Road, Bellevue, in the State of Washington, the description of which is Suite 105 of the Forum Office Building as described in Exhibits A and B attached hereto, hereinafter referred to as “Premises” and incorporated herein by this reference. As shown in Exhibit B, the Lessee is sharing one of the two offices with Metro Escrow personnel and will allow them unrestricted access to said office.

The Rentable Area of the Premises is approximately 829 square feet, (less the shared office space) and the Rentable Area of the total Building is approximately 17,713 square feet

2. TERM: This Lease shall be for a period of three (3) months, after that the suite will be leased on a month to month basis, commencing on the 1st day of August 2006. Effective the 1st day of August 2006, Trace Technologies LLC will have vacated Suite 201 with no adverse cost consequences. This lease may be terminated by either party with 30 days prior notice.

3. BASE RENTAL: Lessee covenants and agrees to pay Lessor rent each month in advance on the first day of each calendar month the following rental payments:

Months 1 and on: One thousand thirty six and 00/100 dollars ($1,036.00)

Rent for any fractional calendar month, at the beginning or end of the term shall be the pro-rated portion of the rent. The Lessee shall also pay rent for any fractional calendar month at the time of making the first calendar month payment. In the event the described monthly payment is not received by Lessor by 5 P.M. on the tenth (10th) day of any month in which the rent is due, Lessor will have the right to levy a late payment penalty equal to five percent (5%) of the monthly rent then in effect for each delinquent month of the lease, which, if levied will immediately be due and will be in addition to the Base Rental.

4. CONSIDERATION: As consideration for the execution of this Lease, Lessee agrees to pay to Lessor the sum of One thousand thirty six and 00/100 dollars ($1,036.00), which represents the first month’s rent. Lessee shall not be entitled to interest on the monies deposited as set forth in this paragraph and Lessor shall not be required to keep these monies separate from its general fund.

5. SECURITY DEPOSIT: The Lessor shall continue to hold Lessee’s security/damage deposit for Suite 201 as a Security/Damage Deposit for this Lease. This amount is due prior to taking occupancy of the premises by Lessee. Said sum shall be held by Lessor as security for the faithful performance by Lessee of all terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Lessee defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Lessor may (but shall not be required to) use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment Of any amount which Lessor may spend or become obligated to spend by reason of Lessee’s default, or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of Lessee’s default.

If any portion of said deposit is so used or applied, Lessee shall within five (5) days after written demand therefore, deposit cash with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee’s failure to do so shall be a material breath of this Lease. Lessor shall not be required to keep this security deposit separate from the general funds, and Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term. In the event of termination of Lessor’s interest in this Lease, Lessor shall transfer said deposit to Lessor’s successor in interest.

6. USES: Lessee agrees that Lessee will use and occupy the Premises for general office use only, and no other purposes.

7. CARE OF PREMISES: The Lessor shall not be called upon to make any improvements or repairs of any kind upon the Premises, except for those required for normal maintenance or damage repair. The Premises shall at all times be kept and used in accordance with the laws of the State of Washington, and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector, or other proper officer of any pertinent and authorized public authority, at the sole cost and expense of said Lessee, and Lessee will permit no waste, damage or injury to the Premises and if damage is caused by Lessee, then Lessee will repair the damage at Lessee’s own cost and expense including damage caused by the clogging of the drain within the premises.

8. RULES AND REGULATIONS: Lessee and their agents, employees, servants or those claiming under Lessee will at all times observe, perform and abide by all rules and regulations printed on this instrument, or which may be hereafter promulgated by Lessor, all of which it is covenanted and agreed by the parties hereto shall be and are hereby made part of this Lease.

9. SERVICES AND UTILITIES: Lessor agrees to furnish to the Premises during reasonable hours of generally recognized business days, subject to the rules and regulations of the Building of which the Premises are a part, electricity for normal lighting and fractional horsepower office machines, heat and air conditioning as required in Lessor’s judgment for the comfortable use and occupation of the Premises, and janitorial services.

Lessee will not, without written consent of Lessor, use any apparatus or device in the Premises, including, but without limitation thereto, electronic data processing machines, punch card machines, and machines which will in any way increase the demand for electricity beyond the generally accepted demand for the use of the Premises as general office space; nor connect with electric current except through existing electrical outlets in the Premises, any apparatus or device, for the purpose of using electric current. If Lessee shall require water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Lessee shall first procure the written consent of Lessor, which Lessor may refuse, to the use thereof the Lessor may cause a water meter or electric current meter to be installed in the Premises, so as to measure the amount of water and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the Lessee and Lessee agrees to pay Lessor promptly upon demand therefore by Lessor for all such water and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, such excess cost for such water and electric current will be established by an estimate made by a utility company or electrical engineer.

10. REPLACEMENTS: Lessee will replace at Lessee’s expense, any glass or doors that may be cracked or broken on said premises by Lessee, its employees, agents, or invitees with glass or doors of the same size and quality, with signs thereon, if required, and Lessee agrees that at the expiration of the said term or sooner termination of this Lease, Lessee, without notice, will quit and surrender the said premises in good order, condition and repair, damage by reasonable wear and the elements of fire excepted, and deliver all keys to said premises to Lessor.

11.  ACCIDENTS: All personal property on said leased Premises shall be at the risk of Lessee. Lessor or Lessor’s agents shall not be liable for any damage, either to person or property, sustained by Lessee or others, caused by any defects now in said Premises or hereafter occurring therein, or due to the building in which said Premises are situate, or any appurtenance thereof, becoming out of repair, or caused by fire or by bursting or leaking of water, gas, sewer or steam pipes, or from any act of neglect of employees, co-tenants or other occupants of said building, or any other persons, including Lessor or Lessor’s agent, or due to the happening of any accident from whatsoever cause in and about said building. Lessee agrees to defend and hold Lessor and Lessor’s agents harmless from any and all claims for damages suffered in or about the leased Premises by any person, firm or corporation. However in the event of property damage to the premises caused by Lessor, or Lessor’s employees, the damage will be paid by Lessor.

12. ALTERATIONS: Lessee shall not make any alterations or improvements in, or additions to said Premises without first obtaining the written consent of Lessor, and all such alterations, additions and improvements shall be at the sole cost and expense of Lessee and shall become the property of Lessor and shall remain in and be surrendered with the Premises as a part thereof at the termination of this Lease, without disturbance, molestation or injury, unless by prior mutual agreement it may be removed as personal property.

13. RESTRICTIONS: Lessee will not use or permit to be used in said Premises anything that may be dangerous to life or limb; nor in any manner deface or injure said building or any part thereof; nor overload any floor or part thereof, nor permit any objectionable noise vibrations or odor to escape or to be emitted from said Premises, or do anything or permit anything to be done upon said Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of said building.

14. ACCESS: Lessee will allow and does hereby grant Lessor and/or Lessor’s agents the right of free access at all reasonable times to said Premises for the purpose of inspection or of making repairs, additions or alterations to the Premises or any property owned by or under control of the Lessor. When reasonably necessary, Lessor may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Lessee by reason of such closures and without such action by Lessor being construed as an eviction of Lessee or as relieving Lessee from the duty of observing and performing any of the provisions of this Lease unless it last longer than four (4) hours during a business day. Lessor shall have the right to enter the Premises for the purposes of showing the Premises to prospective Lessees within the period of ninety (90) days prior to the expiration or sooner termination of the lease term.

15. ATTORNEYS’ FEES: Lessee shall pay to Lessor any attorneys’ fees and costs incurred by Lessor if Lessor is required to consult with and obtain the services of an attorney in connection with the breach of any portion of this Lease by Lessee. In the event of litigation between the parties hereto, declaratory or otherwise, in connection with or arising out of this Lease, the non-prevailing party shall pay the costs thereof and attorneys’ fees actually incurred by the prevailing party, which shall be determined and fixed by the court as part of the judgment. Lessor and Lessee agree that they intend by this paragraph to compensate for attorneys’ fees actually incurred by the prevailing party to the particular attorneys involved at such attorneys’ then normal hourly rates and that this paragraph shall constitute an instruction to the court that such rate or rates shall be deemed reasonable.

16. INSOLVENCY: If the Lessee becomes insolvent, makes an assignment for the benefit of creditors, or a receiver is appointed for the business or property of Lessee, it is optional with the Lessor to terminate this Lease, which termination shall reserve unto Lessor all of the rights and remedies available under Paragraph 17 hereof, and Lessor may accept rent from such assignee or receiver without waiving or forfeiting said right of termination; that the filing in a court of competent jurisdiction of a petition seeking to have Lessee adjudged bankrupt shall automatically forfeit and terminate this Lease and Lessee shall immediately owe, and agrees to pay to Lessor, a lump sum equal to the amount that the rental provided for herein exceeds the reasonable rental value of the Premises for the remainder of the term hereof.

17. DEFAULT AND RE-ENTRY: If any rents above or any part thereof shall be and remain unpaid when the same shall become due for a period often (10) days, or if Lessee shall violate or default in any of the covenants and agreements herein contained, then the Lessor may cancel this Lease upon giving the notice required by law, and re-enter said Premises, but not withstanding such re-entry by the Lessor, the liability of the Lessee for the rent provided for herein shall not be extinguished for the balance of the term of this Lease, and Lessee covenants and agrees to make good to the Lessor any deficiency arising from re-entry and re-letting of the Premises at a lesser rental then herein agreed to. The Lessee shall pay such deficiency each month as the amount thereof is ascertained by the Lessor. In the event it becomes reasonably necessary to make any changes, alterations or additions to the Premises or any part thereof for the purpose of re-letting said Premises or any part thereof, Lessee shall also be responsible for such costs in reletting the Premises, including but not limited to, clean up costs and remodeling to return the space to its original state and condition. Lessee shall also be responsible for commissions and advertising in re-letting the premises.

In the event of any entry in, or taking possession of, the Premises, Lessor shall have the right, but not the obligation, to remove from the Premises all personal property located therein, and may store the same in any place selected by Lessor, including but not limited to a public warehouse, at the expense and risk of the owners thereof, with the right to sell such stored property, without notice to Lessee after it has been stored for a period of thirty (30) days or more, with the proceeds of such sale to be applied to the costs of such sale and to the payment of charges for storage and to the payment of any other sums of money which may then be due from Lessee to Lessor under any of the terms thereof.

18. RISK: All personal property of any kind or description whatsoever in the demised Premises shall be at the Lessee’s sole risk and the Lessor shall not be liable for any damage done to or loss of such property or damage or loss suffered by the business or occupation of the Lessee arising from any acts or neglect of co-tenants or other occupants of the building, or of the Lessor or the employees of the Lessor or of any other persons or from bursting, overflowing or leaking of water, sewer or steam pipes or from the heating or plumbing fixtures or from electric wires, or from gas, or odors, or caused in any other manner whatsoever except in the case of willful neglect on the part of the Lessor.

19. INDEMNIFICATION: Lessee will indemnify and hold harmless Lessor from any claim, liability or suit on behalf of any person, persons, corporation and/or firm for any injuries or damages occurring in or about the said Premises or on or about the sidewalk, stairs or thoroughfares adjacent thereto where said damages or injury was caused or partially caused by the ordinary or gross negligence or intentional act of Lessee and/or by Lessee’s agents, employees, servants, customers or clients.

20.  CASUALTY: In the event the leased Premises are destroyed or rendered wholly untenantable by fire, earthquake or other casualty not caused by the negligence of Lessee, this Lease shall terminate from such time except for the purpose of enforcing rights that may have then accrued hereunder. The Rent provided for herein shall then be accounted for by and between Lessor and Lessee up to the time of such injury or destruction of the Premises, Lessee paying Rent up to such date and Lessor refunding Rent collected beyond such date. Should a portion of the Premises thereby be rendered untenantable, the Lessor shall have the option of either repairing such injured or damage portion or terminating this Lease. In the event Lessor exercises its right to repair such untenantable portion, the Rent shall abate in the proportion that the injured parts bears to the whole leased Premises, and such part so injured shall be restored by the Lessor as speedily as practicable, after which the full rent shall recommence and the Lease continue according to its terms.

21. SUBORDINATION: This Lease and all interest and estate of Lessee hereunder is subject to and is hereby subordinated to all present and future first mortgages and deeds of trust affecting the demised Premises of the property of which said Premises are a part. The Lessee agrees to execute at no expense to the Lessor, any instrument which may be deemed necessary or desirable by the Lessor to further effect the subordination of this Lease to any such first mortgage or deed of trust.

22. SIGN RESTRICTION: No sign, picture, advertisement or notice shall be displayed, inscribed, painted or affixed to any of the glass or woodwork of the building demised without the prior written consent of Lessor, which consent will not be unreasonably withheld.

23. LOCKS: New locks shall be placed upon the entrance to the Premises. Keys will be furnished to each door lock. At the termination of the Lease, Lessee shall surrender all keys to the Premises whether paid for or not In the event that the Lessee fails to return all keys to the Lessor or his designee, Lessee shall bear all expenses associated with the necessary lock changes to the Premises.

24. WEIGHT RESTRICTIONS: Safes, furniture or bulky articles may be moved in or out of said Premises only at such hours and in such manner as will least inconvenience other tenants, which hours and manner shall be at the discretion of Lessor. No safe or other article of over 2,000 pounds shall be moved into the Premises without the consent of Lessor, and Lessor shall have the right to locate the position of any article of weight in the Premises as is reasonably necessary.

25. WAIVER OF SUBROGATION: Notwithstanding anything contained herein to the contrary, in the event of loss or damage to the building, the leased Premises and/or any contents herein, each party shall look first to any insurance in its favor before making any claim against the other party; and to the extent possible without additional cost, each party shall obtain for each policy of such insurance, provisions permitting waiver of any claim against the other party for loss or damage within the scope of the insurance company, and each party, to such extent permitted for itself and its insurers, waives all such insured claims against the other party.

26. KEY: Lessor or his agent may retain a pass key to said premises to enable him to examine the Premises from time to time with reference to any emergency or to the general maintenance or repairs of said Premises.

27. TELEPHONE SERVICE: If Lessee desires telephonic or any other electric connection, Lessor will direct the electricians as to where and how the wires are to be introduced and without Such directions no boring or cuffing for wires or installation thereof will be permitted.

28. ADDITIONAL RESTRICTIONS: The Premises shall not be used for lodging or sleeping, and no animals or birds will be allowed in the building without prior written consent of Lessor.

29. SOLICITORS: Lessor will make an effort to keep solicitors out of the building, and Lessee will not oppose Lessor in his attempt to accomplish this end.

30. SERVICE: In the event of any lack of attention on the part of Lessor and any dissatisfaction with the service of the building, or any unreasonable annoyance of any kind, Lessee is requested to make complaints to the property management office. Lessee is further requested to remember that Lessor is as desirous as Lessee that a high grade service be maintained, and that the Premises be kept in a state to enable Lessee to transact business with the greatest possible ease and comfort; the rules and regulations are not made to unnecessarily restrict Lessee, but to enable Lessor to operate the building to the best advantage of both parties hereto. To this end Lessor shall have the right to waive from time to time such part or parts of these rules and regulations as in his judgment may not be necessary for the proper maintenance of the building or consistent with good service, and may from time to time make such further reasonable rules and regulations as in his judgment may be needful for the safety, care and cleanliness of the Premises and for the preservation of order therein.

31. BINDING EFFECT: The parties hereto further agree with each other that each of the provisions of this Lease shall extend to and shall, as the cause may require, bind and inure to the benefit, not only of Lessor and Lessee, but also of their respective heirs, legal representatives, successors and assigns. It is also understood and agreed that the terms “Lessor” and “Lessee” and verbs and pronouns in the singular number are uniformly used throughout this Lease regardless of gender, number or fact or incorporation of parties hereto. The type-written riders or supplemental provisions, if any, attached or added hereto are made a part of this Lease by reference. It is further mutually agreed that no waiver by Lessor of a breach by Lessee of any covenant or condition of this Lease shall be constructed to be a waiver of any succeeding breach of the same or any other covenant or condition.

32. PROPERTY TAXES: Lessee shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Lessee’s leasehold improvements, equipment, furniture, fixtures and personal property located upon the Premises, except that which has been paid for by Lessor, and is the standard of the Building. In the event any or all of the Lessee’s leasehold, equipment, furniture, fixtures and personal property shall be assessed and taxed with the building, Lessee shall pay to the Lessor with a statement in writing setting forth the amount of such taxes applicable to Lessee’s property.

33. HOLDING OVER: If Lessee should remain in possession of the Lease Premises after the expiration of the term of this Lease, without the execution by Lessor and Lessee of a new Lease, then Lessee shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of one and one half (1.5) times the per day rental provided hereunder, computed on a basis of a thirty -(30) day month.

If any property not belonging to Lessor remains at the Leased Premises after the expiration on the term of this Lease, Lessee hereby authorizes Lessor to make such disposition of such property as Lessor may desire without liability for compensation or damages to Lessee in the event that such property is the property of Lessee. In the event that such property is the property of someone other than Lessee, Lessee agrees to indemnify and hold Lessor harmless from all suits, actions, liability, loss, damages, and expenses in connection with or incident to any removal, exercise of dominion over, and /or disposition of such property by Lessor.

34. PRIOR WRITTEN APPROVAL: Wherever the term “prior written approval” is utilized in this Lease, or wherever the consent of Lessor is required, it shall be interpreted to mean that such consent or prior written approval shall not be unreasonably withheld.

35. NO REPRESENTATIONS: Lessor has made no representations or promises except as contained herein or in some further writings signed by Lessor.

36. QUIET ENJOYMENT. Lessor covenants that if and so long as Lessee pays the rent and performs the covenants contained in this Lease, Lessee shall hold and enjoy the Premises peaceable and quietly, subject to the provisions of this Lease.

37. DELIVERY OF RENT PAYMENTS: Lessee is to deliver monthly lease payments to the on-site property manager’s suite, or the Lessor’s designee, unless otherwise directed by the Lessor.

38. LIABILITY INSURANCE: Lessee shall, at Lessee’s expense, obtain and keep in force during the term of this Lease a policy of comprehensive public liability insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of the Lessee hereunder. Such policy or policies must either name Lessor as an additional insured or contain a protective liability endorsement in Lessor’s favor. Lessee may carry said insurance under a blanket policy, providing, however, said insurance by Lessee shall have a Lessor’s protective liability endorsement attached thereto.

If Lessee shall fail to procure and maintain said insurance, Lessor may, but shall not be required to, procure and maintain same, but at the expense of the Lessee, with any expenses incurred by Lessor in connection therewith being reimbursed to the Lessor by the Lessee within five (5) days from written demand therefor. Insurance required hereunder, shall be in companies rated A+ or AAA or better in “Best’s Insurance Guide.” Lessee shall deliver to Lessor prior to occupancy of the Premises copies of policies of liability insurance required herein or a certificate or certificates of insurance evidencing the existence and amounts of such insurance. The combined single limits on such policy or policies shall be not less than $1,000,000.00. No policy shall be cancelable or subject to reduction of coverage unless Lessee obtains prior written approval, to do so, from Lessor. Lessor reserves the right from time to time to amend the insurance requirements set forth herein, in its sole reasonable discretion, and shall provide Lessee with written notice thereof.

39. RELOCATION: Lessee agrees that Lessor may relocate Lessee to other space in the Building containing at least the same amount of Rentable Area as contained in the Leased Premises, provided that the costs of relocating Lessee and the costs of altering the new space making it comparable to the Leased Premises is borne by Lessor, if Lessee agrees to said space.

40. ESTOPPEL CERTIFICATES: Lessee shall, from time to time, upon written request of Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the instruments of modification), that the Rent and other charges have not been paid more than one month in advance (or if so paid, the dates to which paid) and whether or not to the best of Lessee’s knowledge Lessor is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Lessor’s interest or a mortgagee, of Lessor’s interest or assignee of any mortgage upon Lessor’s interest or a mortgagee of Lessor’s interest or assignee of any mortgage upon Lessor’s interest in the Building. If Lessee shall fail to respond within ten (10) business days of receipt by Lessee of a written request by Owner as herein provided, Lessee shall be deemed t have given such certificates as above provided without modification.

41.  OPERATING EXPENSE ADJUSTMENTS. For the purposes of this paragraph the following terms are defined as follows:

Base Year: The Calendar year in which this lease term commences is 2006.

Comparison Year: Each calendar year of the term after the Base Year.

Operating Expenses: All costs of operation and maintenance, and shall include the following costs by way of illustration, but not limited to: real property and personal property taxes and assessments; gross receipt taxes; water and sewer charges; insurance premiums; janitorial services; labor; costs incurred in the management of the Building; air conditioning and heating; supplies; materials; equipment; tools; and maintenance costs and upkeep of all parking and common areas (‘Operating Expenses” shall not include depreciation on the building of which the Premises are a part or equipment therein, loan payments, tenant improvements (except for repairs to tenant improvements), executive salaries or real estate brokers’ commissions).

If the Operating Expenses paid or incurred by the Lessor for the Comparison Year, on account of the operation or maintenance of the building of which the Premises are a part, are in excess of the Operating Expenses paid or incurred for the Base Year (hereafter described as “the increase”), then Lessee shall pay 0.0% of the increase. This percentage is that portion of the total rentable area of the building occupied by the Lessee hereunder. Lessor shall endeavor to give to Lessee, on or before the first day of March of each year following the Base Year (and each respective Comparison Year), a statement of “the increase” payable by Lessee hereunder. Failure by Lessor to give such statement by said date shall not constitute a waiver by Lessor of its right to require an increase in rent. The statement will show an estimate of the projected increase (“the increase”) which will be billed as twelve monthly installments, for the Comparison Year, and which will be added to the monthly rent. The monthly installments for the months prior to delivery of the statement, will be billed as one lump sum, and set forth in the statement. All remaining monthly installments will be due and payable with each monthly rental payment.

If, at the end of the first Comparison Year, “the increase” is determined to be greater than the estimated charges previously billed, then this increase shall be billed for the subsequent Comparison Year. Conversely if “the increase” is determined to be less than the increase previously billed then a credit for this amount will be deducted for billings for the subsequent Comparison Year. “The increase” for all subsequent Comparison Years, will be administered (billed) in the same manner as for the first Comparison Year (as described above.) Lessee may review Landlord’s operating statements in Landlord’s office.

Even though the term has expired and Lessee has vacated the Premises, when the final determination is made of Lessee’s share of Operating Expenses for the year in which this Lease terminates., Lessee shall immediately be billed, and will pay to the Lessor any increase due over the estimated expenses paid Conversely any overpayment made shall be immediately rebated by Lessor to Lessee. In the event of an increase, Lessor will have the option of deducting a reasonable sum from the Security Deposit to cover the amount of increase. Notwithstanding anything contained in this paragraph the rental payable by Lessee shall in no event be less than the rent specified in paragraph 3 hereinabove.

42.  LEGAL/TAX. No representation or recommendation is made by the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Lease or the transactions relating thereto.

43.  EMINENT DOMAIN. If the whole of the Leased Premises is acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date title or possession is transferred in such proceeding, which ever shall first occur, and all rentals shall be paid up to that date and Lessee shall have no claim against Lessor for the value of any unexpired term of the Lease.

If any part of the leased premises or the property is acquired or condemned by eminent domain for any public or quasi-public use or purpose and in the event that such partial taking or condemnation renders the Leased Premises unsuitable for the business of the Lessee, then the term of this Lease shall cease and terminate as of the date title or possession shall be transferred is such proceeding whichever occurs first and Lessee shall have no claim against Lessor for the unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of the Lessee then Lessor shall promptly restore the Leased Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect.

In the event of any condemnation or taking as herein before provided, whether whole or partial, the Lessee shall not be entitled to any part of the award, as damages or otherwise for such condemnation, and Lessor is to receive the full amount of such award, the Lessee hereby waiving any right of claim to any part thereof.

Although all damages in the event of any condemnation are to belong to the Lessor whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee, Lessee shall have the right to claim and recover from the condemning authority, but not from the Lessor, such compensation as may be separately awarded or recoverable by Lessee in its own right on account of any and all damage to its business for or on account of any cost or loss to which Lessee might be put in removing its merchandise, furniture fixtures, leasehold improvements and equipment, as well as relocation expenses.

44. SUBLETTING AND ASSIGNMENT. Lessee shall not sublet, assign, or transfer the premises in whole or in part without Lessor’s consent which consent shall not be unreasonably withheld. The making of any Sublease shall not release Lessee from, or otherwise affect in any manner any of the Lessee’s obligations under the Lease Agreement. Any Sublease without Lessor’s consent shall be void and shall, at the option of Lessor, terminate this Lease. Tenant shall pay Lessor that portion of Subtenant rent which exceeds Lessee’s rent for that space.

IN WITNESS WHEREOF, the parties hereof have executed this Lease the day and year first written above.

ACKNOWLEDGED AND AGREED:	ACKNOWLEDGED AND AGREED:

LESSOR	LESSEE
Five Pilgrims, LLC	Trace Technologies LLC

By:	/s/ Weldon MacDougall	By:	/s/ Maurice Shanley

Its:	President	Its:	President

Date:	8/11/06	Date:	7-26-06

CORPORATE ACKNOWLEDGEMENT

STATE OF  Nebraska                                      )
) ss.
County of  Douglas                                         )

On this day personally appeared before me  Maurice Shanley  to me known to be or proven with satisfactory evidence to be the  President  of Trace Technologies, LLC. The corporation that executed the foregoing instrument acknowledged to me that they signed the same as their free and voluntary act and deed for the purposes therein mentioned and on oath stated that he is authorized to execute the said instrument for said corporation.

Given under my hand and official seal this 26th day of July, 2006.

[NOTARY SEAL]	/s/ Nancy Lindzy

Residing at Omaha, NE

My commission expires Sept 28, 2007

EXHIBIT A

THE FORUM OFFICE BUILDING
12505 Bellevue-Redmond Road
Bellevue, Washington 98005

Legal Description:

Beginning at the Northeast corner of Lot 4 as recorded in Kietz’ Home Acres, Volume 47, Page 83, records of King County, Washington; thence South 0 20’48” West along the East line of said Lot 4, 287.29 feet; thence parallel with the North line of Lot 4 SOUTH 71 56’10” West 182.75 feet; thence North 0 20’48” East 287.29 feet to the North line of Lot 4; thence North 71 56’10” East and following along the North line of Lot 4, 182.75 feet to the point of beginning, containing 50,000 square feet.

Roadway Easement:

Said easement consisting of a strip of land 25 feet in; width lying 12.5 feet on each side of the following described centerline:

Commencing at the Northeast corner of Lot 4 as recorded in Kietz’ Home Acres, Volume 47, Page 83, records of King County, Washington; thence South 0 20’48” east 287.29 feet to the North Line of Lot 4 and terminus of said centerline description; extending or shortening exterior margins of said easement to terminate at the North line of said Lot 4.

EXHIBIT B

[GRAPHIC OF LAYOUT OF OFFICE SPACE]

Suite 105

FORUM OFFICE BUILDING RULES AND REGULATIONS

1) The building will be open during normal business hours, Monday through Friday, from approximately 7:00 AM to 6:30 PM. the building Lessees will open building entry doors when they arrive each morning and Lessor will have building entry doors locked each evening at approximately 6:30 PM, Monday through Friday. Lessee shall be responsible for locking and securing the teased Premises. If Lessee enters or leaves the Premises after the building is locked, Lessee shall re-lock entry doors in order to maintain security for the building. In the event patrons, clients, invitees, etc. visit Lessee, or Lessee’s employees or associates, during non-business hours, Lessee will meet the patron, client or invitee at a specified building entry door, unlock the door and allow the person, or persons, access to the Building, relock the entry door and accompany the patron, client or invitee to Lessee’s premises, in order to maintain security for the Building. Lessee will implement the foregoing procedure in reverse when the patron, client or invitee leaves the Building.

2) Lessee shall not erect or install or otherwise utilize signs or other advertising or decorative matter on the windows, walls and exterior doors, or areas otherwise visible from the exterior of the Premises without first submitting its plans to Lessor and obtaining Lessor’s written approval.

3) No additional locks shall be placed upon any doors of the Premises. Lessor must have access to all of the Premises in case of emergency. Lessee, upon the termination of the tenancy, shall deliver to the Lessor all keys to the Premises.

4) Lessor will not be responsible for loss or damage to any furniture, freight, supplies or equipment of any kind brought into or removed from the Building. All damage done to the Building by moving or maintaining any of such items shall be repaired at the expense of Lessee.
5) Lessee will not use or permit to be used in the Building anything that will increase the rate of insurance on the Building or any part thereof; nor anything that may be dangerous to life or limb; nor in any manner deface or injure the Building or any part thereof; nor do anything or permit anything to be done upon the Premises in any way tending to create a nuisance or to disturb any other tenant or occupant of any part of the Building; and Lessee, at Lessee’s expense, will comply with all health, fire and police regulations which apply to the Premises.

6) Lessee shall not mark, drive nails, screw or drill into woodwork or plaster, or paint or in any way deface the Building or any part thereof. The expense of remedying any breakage, damage or stoppage resulting from a violation of this rule shall be born by Lessee.

7) No smoking is permitted inside the Building.

8) The entrances, corridors and stairways of the Building shall not be obstructed by Lessee, or used for any other purpose than ingress or egress to and from Lessee’s suite.

9) Lessor reserves the right to make such other and further reasonable regulations as in its judgment may from time to time be needed or desirable for the safety, care and cleanliness of the Premises, the Building, the Real Property and the preservation of good order therein.